                                                                   Exhibit 10.3

                             SECOND AMENDMENT OF LEASE

     THIS SECOND AMENDMENT OF LEASE is made as of May 10, 1995, by and between Rushmore Plaza Partners Limited Partnership, a South Dakota limited partnership ("Landlord") and Select Comfort Corporation, a Minnesota corporation ("Tenant").

                                     RECITALS:

     a. Opus Corporation, a Minnesota corporation ("Opus"), as Landlord's predecessor in title, and Tenant made and entered into that certain Net Lease Agreement dated December 3, 1993, with respect to the following described property situated in the City of Plymouth, Hennepin County, Minnesota:

               Lot 1, Block 1, Bass Creek Business Park 3rd Addition.

The above described land ("Land") has been improved with certain improvements ("Improvements"), which Land and Improvements are referred to as the "Demised Premises".

     b. By Amendment of Lease made and entered into August 10, 1994, by Opus and Tenant, said parties amended the December 3, 1993 Net Lease Agreement. The December 3, 1993 Net Lease Agreement, as amended by the August 10, 1994 Amendment of Lease, is hereinafter referred to as the "Lease".

     c.   Section 3.1 of the Lease provides for the payment of Basic Rent.
Basic Rent currently payable under the Lease is set forth on Schedule A hereto.
Section 20.27 of the Lease provides Tenant a right to terminate the Lease as of May 31, 1997, provided Tenant complies with the conditions for early termination as set forth in Section 20.27, which conditions include payment of a lease termination payment (the "Termination Payment") representing the unamoritized cost of the Improvements.

     d. Tenant desires to have additional improvements (the "Additional Improvements") made to the Demised Premises, as contemplated by, and as described in, that certain Design/Build Construction Contract made May 10, 1995 (the "Construction Contract") by the between Landlord and Opus. Landlord is willing to enter into the Construction Contract and to otherwise provide for the construction of the Additional Improvements, provided Tenant agrees to reimburse Landlord for the agreed upon $565,739.00 cost thereof and associated financing and legal costs (collectively, the Additional Improvements Cost) through an increase in the amount of the Basic Rent, and provided further that Tenant agrees to an increase in the amount of the Termination Payment.

     e. The parties desire to enter into this Second Amendment of Lease to amend the Lease to reflect the foregoing, and to make certain other amendments to the Lease.

     NOW, THEREFORE, IT IS AGREED by and between Landlord and Tenant, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

     1. CONSTRUCTION OF ADDITIONAL IMPROVEMENTS. Landlord agrees to cause the construction of the Additional Improvements in accordance with the terms and conditions of the Construction Contract and in accordance with the working drawings and base building specifications as are listed on Exhibit A to the Construction Contract; provided, however, Landlord shall not be required to authorize Change Orders which would increase the Contract Sum above the agreed upon amount of $565,739.00. Tenant agrees to cooperate with Opus and Landlord in the construction of the Additional Improvements and to make every reasonable effort to conduct its business in such a way as will cause as little interference as possible with the construction of the Additional Improvements. Further, Tenant agrees to supervise the construction of the Additional Improvements and to otherwise take an active role in ensuring that the construction of the Additional Improvements complies with the plans and specifications therefor, which plans and specifications were prepared with the participation of Tenant, and which plans and specifications have been approved by Tenant.

     2. BASIC RENT. Commencing with the first day of the month following the date of substantial completion of the Additional Improvements, as such date is determined by Landlord and Opus, Tenant agrees to pay increased installments of monthly Basic Rent, which increased installments of monthly Basic Rent will be that amount necessary to pay, on a level monthly basis, the Basic Rent now provided for in the Lease, plus the amount necessary to amortize, over the remaining period of the Initial Term, the Additional Improvements Cost with interest calculated at an annual rate of 11% (Interest calculations shall be based on the assumption of twelve 30-day months per year, at a monthly compounded rate of .8735%.) Schedule B sets forth an example of the calculation of the level monthly installments of Basic Rent that would be payable by Tenant following substantial completion of the construction of the Additional Improvements.

     3. TERMINATION PAYMENTS. The Termination Payment shall be increased by the amount necessary to reimburse Landlord for the unamortized portion of the Additional Improvements Cost. Schedule B hereto also sets forth an example of the calculation that would be made to determine the increased Termination Payment due Landlord, should Tenant duly elect to exercise its right of early termination following the construction of the Additional Improvements.

     4. INITIAL TERM. The Initial Term of the Lease is from and including June 6, 1994, through and including May 31, 2004.

     5. SECURITY DEPOSIT. Section 3.6 of the Lease is hereby deleted, and the following shall be inserted in place thereof:

     Section 3.6 Security Deposit. Tenant has paid a security deposit in the amount of $257,833.00 to be increased or decreased as provided below (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Such deposit shall not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord's damages in case of default of Tenant. If Tenant's net worth as of June 30, 1995, is less than $2,842,000, or if Tenant's net income before taxes for the twelve month period ending
     June 30, 1995 is less than $456,000, Tenant shall, by no later than August 15, 1995, deposit an additional $73,667 with Landlord. If Tenant's net worth as of June 30, 1995, is over $3,474,000, and Tenant's net income before taxes for the twelve month period ending June 30, 1995, is $557,000 or more, then, by no later than August 15, 1995, Landlord shall refund to Tenant $26,833 of the Security Deposit. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Base Rent, Additional Rent and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided there exists no Event of Default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon expiration or earlier termination of this Lease. If Landlord transfers its interest in the Demised Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit. Landlord shall pay interest on the Security Deposit at the rate of six percent per annum, payable semi-annually on July 1 and January 1 of each year during the term, except that, if there is an uncured Event of Default hereunder, interest shall be added to the Security Deposit. If at the end of the fifth year of the Initial Term of this Lease, Tenant's net worth exceeds $3,474,000, Landlord shall reduce the Security Deposit to $110,499.00

     6. NOTICE. Section 20.4 of the Lease is amended to provide that notices to the Landlord shall be sent to the following address:

               Rushmore Plaza Partners Limited Partnership
               3914 IDS Center
               80 South Eighth Street
               Minneapolis, MN  55402

     7. LEASE INTERPRETATION. Attached hereto are true and correct copies of the December 3, 1993 Lease between Opus and Tenant, and of the August 10, 1994 Amendment of Lease made by Opus and Tenant. Capitalized terms used in this Second Amendment of Lease, and not otherwise defined herein, shall have the meanings set forth in the Lease. Except as amended by this Second Amendment of Lease, the Lease is hereby ratified and confirmed, and the provisions thereof shall remain in full force and effect.


                                    Rushmore Plaza Partners Limited
                                    Partnership, a South Dakota limited
                                    partnership

                                    By:  Churchill Rushmore Plaza Civic
                                         Center, Inc.
                                    Its: General Partner

                                    By:  /s/
                                         ----------------------------------
                                    Its:  Vice President
                                         ----------------------------------

                                    Select Comfort Corporation,
                                    a Minnesota corporation

                                    By: /s/
                                         ----------------------------------
                                    Its: CFO
                                         ----------------------------------

                                     SCHEDULE A
                          TO THE SECOND AMENDMENT OF LEASE
                BASIC RENT PAYMENT SCHEDULE BEFORE SECOND AMENDMENT



Payments Due During the 12 month period   Monthly Basic Rent   Annual Basic Rent


01-Jun-94            31-May-95            $ 42,267.75          $ 507,213.00
01-Jun-95            31-May-96            $ 42,267.75          $ 507,213.00
01-Jun-96            31-May-97            $ 39,193.83          $ 470,326.00
01-Jun-97            31-May-98            $ 40,601.83          $ 487,222.00
01-Jun-98            31-May-99            $ 40,601.83          $ 487,222.00
01-Jun-99            31-May-2000          $ 40,601.83          $ 487,222.00
01-Jun-2000          31-May-2001          $ 46,068.17          $ 552,818.00
01-Jun-2001          31-May-2002          $ 46,068.17          $ 552,818.00
01-Jun-2002          31-May-2003          $ 49,546.75          $ 594,561.00
01-Jun-2003          31-May-2004          $ 49,546.75          $ 594,561.00

                                     SCHEDULE B
                          TO THE SECOND AMENDMENT OF LEASE



1. EXAMPLE OF BASIC RENT CALCULATION


         Assumptions:

         Substantial Completion Date:                  15-Jul-95
         Improvement Cost:                             $ 565,739.00
         Legal & Financing Cost:                       $ 15,000.00

         Other key parameters:

         Annual Interest Rate                          11.0000%
         Monthly Interest Rate                         0.8735%

         Project Costs                                 $ 580,739.00

         Revised Lease Payment                         $ 51,374.01 per month
                                                       $ 616,488.07 annually

         1st New Lease Payment Due                     01-Aug-95


Payments Due During            Current Basic     New Basic Rent    Net Change in
the 12 month* period                Rent                            Basic Rent

01-Aug-95      31-May-96       $ 422,677.50      $ 513,740.06      $ 91,062.56
01-Jun-96      31-May-97       $ 470,326.00      $ 616,488.07      $ 146,162.07
01-Jun-97      31-May-98       $ 487,222.00      $ 616,488.07      $ 129,266.07
01-Jun-98      31-May-99       $ 487,222.00      $ 616,488.07      $ 129,266.07
01-Jun-99      31-May-2000     $ 487,222.00      $ 616,488.07      $ 129,266.07
01-Jun-2000    31-May-2001     $ 552,818.00      $ 616,488.07      $ 63,670.07
01-Jun-2001    31-May-2002     $ 552,818.00      $ 616,488.07      $ 63,670.07
01-Jun-2002    31-May-2003     $ 594,561.00      $ 616,488.07      $ 21,927.07
01-Jun-2003    31-May-2004     $ 594,561.00      $ 616,488.07      $ 21,927.07


* first year is a year 10 months

                          TO THE SECOND AMENDMENT OF LEASE


II.  EXAMPLE OF TERMINATION PAYMENT CALCULATION


Unamortized Balance on
                         01-May-96                   $ 533,295.25
Interest to              31-May-96                       4,658.33

Current Payment                                        198,409.00
                                                     ------------

Total Termination Payment                            $ 736,362.58


PARTIAL AMORTIZATION SCHEDULE

         Lease           Current      New Basic     Incremental     Unamortized
         Month          Basic Rent   Rent Payment    Basic Rent     Improvements
                                                                       Balance
                                                                    $ 580,739.00
 01-Aug-95    15 (1)    $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 571,632.74
 01-Sep-95    16        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 567,519.70
 01-Oct-95    17        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 563,370.73
 01-Nov-95    18        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 559,185.52
 01-Dec-95    19        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 554,963.74
 01-Jan-96    20        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 550,705.10
 01-Feb-96    21        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 546,409.25
 01-Mar-96    22        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 542,075.88
 01-Apr-96    23        $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 537,704.65
 01-May-96    24 (2)    $ 42,267.75   $ 51,374.01     $ 9,106.26    $ 533,295.25

     (1)  Assumes payment in advance; i.e., no interest.
     (2)  Payoff balance to include interest to May 31, 1996 payment date

                                 AMENDMENT OF LEASE


     THIS AMENDMENT OF LEASE, made this 10th day of August, 1994, between Opus Corporation ("Landlord") and Select Comfort Corporation ("Tenant").

                                      RECITALS

     Landlord, as landlord, and Tenant, as tenant, are parties to a Net Lease Agreement dated December 3, 1993 relating to real estate in Plymouth, Hennepin County, Minnesota (the "Lease").

     Landlord has provided $50,000 in change orders pursuant to Section 20.29 of the Lease, resulting in an annual increase of $7,120 over the term of the Lease, and has in addition provided an additional $65,779 of improvements, for which an additional $36,887 in annual rent will be paid for the first two years of the Lease term. The leased premises has been enlarged to provide land for additional future parking, and the parties have agreed to a $2,500 annual rental payment over the term of the Lease to reflect this additional land.

     By this amendment, the parties desire to confirm the commencement date of the term of the Lease and provide for the additional premises and the additional rental referred to above.

NOW, THEREFOR, the parties hereto agree as follows:

          1. The Commencement Date, as defined in the Lease, is June 6, 1994. The last day of the Initial Term, as defined in the Lease, is June 1, 2004.

          2. The legal description in Exhibit A to the Lease is changed to Lot 1, Block 1, Bass Creek Business Park 3rd Addition, which Landlord will complete and record.

          3. Lines 7 through 15 of Section 3.1 of the Lease are amended as follows:

          or at such other place as Landlord may from time to time designate in writing, an annual rental for the Initial Term of this Lease of $507,213 for the period beginning on the Commencement Date and ending May 31, 1996, $470,326 for the period beginning June 1, 1996 and ending May 31, 1997, $487,222 for the period beginning June 1, 1997 and ending May 31, 2000, $552,818 for the period beginning June 1, 2000 and ending May 31, 2002, and $594,561 for the balance of the Initial Term, payable monthly, in advance, in equal installments, commencing on the Commencement Date and continuing on the first day of each month thereafter for the succeeding months during the balance of the Initial Term. The rent provided for in this Section 3.1 is hereafter called the "Base Rent".

          4. Except as hereby specifically amended, the Lease and all of the terms and provisions thereof remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be made as of the day and year first above stated.

                                   OPUS CORPORATION

                                   By:  /s/
                                        ----------------------------------
                                   Its:  Vice President, General Manager
                                        ----------------------------------


                                   SELECT COMFORT CORPORATION

                                   By:  /s/
                                        ----------------------------------
                                   Its:  COO/CFO
                                        ----------------------------------

                                     SCHEDULE B
                          TO THE SECOND AMENDMENT OF LEASE

1.  EXAMPLE OF BASIC RENT CALCULATION

          Assumptions:

          Substantial Completion Date:               15-Sep-95
          Improvement Cost:                          $ 565,739.00
          Legal & Financing Cost:                    $ 15,000.00

          Other key parameters:

          Annual Interest Rate                       11.0000%
          Monthly Interest Rate                      0.8735%

          Project Costs                              $ 580,739.00

          Revised Lease Payment                      $ 51,494.20 per month
                                                     $ 617,930.36 annually

          1st New Lease Payment Due                          01-Oct-95


     Payments Due During        Current Basic      New Basic     Net Change in
     the 12 month* period            Rent             Rent        Basic Rent

01-Oct-95      31-May-96        $ 338,142.00      $ 411,953.57     $ 73,811.57
01-Jun-96      31-May-97        $ 470,326.00      $ 617,930.36     $ 147,604.36
01-Jun-97      31-May-98        $ 487,222.00      $ 617,930.36     $ 130,708.36
01-Jun-98      31-May-99        $ 487,222.00      $ 617,930.36     $ 130,708.36
01-Jun-99      31-May-2000      $ 487,222.00      $ 617,930.36     $ 130,708.36
01-Jun-2000    31-May-2001      $ 552,818.00      $ 617,930.36     $ 65,112.36
01-Jun-2001    31-May-2002      $ 552,818.00      $ 617,930.36     $ 65,112.36
01-Jun-2002    31-May-2003      $ 594,561.00      $ 617,930.36     $ 23,369.36
01-Jun-2003    31-May-2004      $ 594,561.00      $ 617,930.36     $ 23,369.36


* first year is a year of 8 months